UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2016

HAWAIIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2016, Hawaiian Airlines, Inc. (the “Company”), a wholly-owned subsidiary of Hawaiian Holdings, Inc. (“Holdings”), entered into a lease agreement (the “Lease”) with the Department of Transportation of the State of Hawaii (“DOTA”) to lease a cargo and maintenance hangar at the Honolulu International Airport (the “Hangar”). The Lease term (the “Term”) is 35 years, with an effective commencement date of the Term of November 1, 2016 (the “Commencement Date”).

The Hangar is under construction and, pursuant to the Lease, the Company will assume responsibility for completing construction of the Hangar, subject to various terms, conditions and limitations as set forth in the Lease. The anticipated cost to the Company to complete construction of the Hangar is approximately $28 million. The construction of the Hangar is expected to be completed in mid-2017.

Under the Lease, the Company’s rental obligation will consist of Ground Rent, Building Rent and Apron Rent. The Ground Rent will be approximately $2.16 million per year for the first five years of the Term and is subject to an increase of 15% every five years for the second and third five-year periods, after which the Ground Rent will be equal to the fair market rental value as determined by appraisal. The Building Rent is expected to be approximately $1.53 million for the first year of the Term, subject to credit adjustments in consideration of the Company’s completion of the Hangar. The credit adjustments are expected to reduce Building Rent over the subsequent 17 years. There will be no Building Rent for the last 5 years of the Term. The Apron Rent will be approximately $700,000 per year for the first thirty years of the Term, after which there will be no Apron Rent. The Lease provides that for the first year of the Term, the Ground Rent, Building Rent and Apron Rent will be waived as additional consideration for the Company’s completion of the Hangar.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to Holding’s Annual Report on Form 10-K to be filed for the fiscal year ended December 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Safe Harbor Statement

The information contained herein contains forward-looking statements with respect to the Lease and the cost and completion of the Hangar. These forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties, which may cause the actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Additional information on such risks and uncertainties may be found in Holding’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and subsequent filings with the Securities and Exchange Commission. Holdings undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projections or estimates expressed or implied herein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: November 16, 2016	By:	/s/ Shannon L. Okinaka
Name: Shannon L. Okinaka Title: Executive Vice President and Chief Financial Officer